Exhibit 23.1 – Consent of Independent Auditors

MOEN AND COMPANY CHARTERED ACCOUNTANTS

Member:

Canadian Institute of Chartered Accountants

Institute of Chartered Accountants of British Columbia

Institute of Management Accountants (USA) (From 1965)

Registered with:

Public Company Accounting Oversight Board (USA) (PCAOB)

Canadian Public Accountability Board (CPAB)

Canada  - British Columbia Public Practice Licence

Securities Commission Building

PO Box 10129, Pacific Centre

       Suite 1400 – 701 West Georgia Street

                                                Vancouver, British Columbia

Canada V7Y 1C6

Telephone:  (604) 662-8899

Fax:  (604) 662-8809

Email:  moenca@telus.net

May 31, 2005

CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated May 12, 2005 on the audited financial statements as at January 31, 2005, which appear in the Form 10-KSB of Amersin Life Sciences Corporation.

Yours very truly,

MOEN AND COMPANY,

Chartered Accountants

        “Moen and Company”

(“Signed”)

Moen and Company

Exhibit 23.1